POWER OF ATTORNEY
SECTION 16 REPORTS

I hereby make, constitute and appoint each of Roger Carlile, Rebecca Cottrell and Jennifer Ryu, so long as each is employed at Resources Connection, Inc., a Delaware corporation (the Company), each acting singly, my true and lawful attorney-in-fact and agent (each, an attorney-in-fact) to:
(1)obtain credentials (including codes or passwords) or take such other actions as may be necessary or appropriate to enable me to submit and file documents, forms and information with the U.S. Securities and Exchange Commission (SEC) via the Electronic Data Gathering and Retrieval (EDGAR) system, including (A) preparing, executing in my name and on my behalf, and submitting to the SEC a Form ID (and any amendments thereto)
 or any other documents or information necessary or appropriate to obtain credentials for submitting and filing documents via EDGAR, including legally binding me for the purpose of the Form ID or such other documents, and (B) enrolling me in EDGAR Next or any successor filing system;
(2)be named as an account administrator in my Form ID and take actions in such capacity with respect to my EDGAR account, including: (A) appointing, removing and replacing account administrators (each with the capacity to act on my behalf to manage my EDGAR account, including the capacity to take all of the actions set forth in (A)-(F) of this paragraph (2)); (B) appointing, removing and replacing technical administrators, account users, and delegated entities; (C) maintaining the security of my EDGAR account, including modification of access codes; (D) maintaining, modifying and certifying the accuracy of information on my EDGAR account dashboard; (E) acting as the EDGAR point of contact with respect to my EDGAR account; and
(F) taking any other actions contemplated by Rule 10 of Regulation S-T;
(3)prepare, sign, acknowledge, and deliver for me and on my behalf any and all forms, schedules or other documents (including any amendments thereto) that I am required to file with the SEC under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the 1934 Act) or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended (the 1933 Act), including:
(A) Forms 3, 4, and 5; (B) any Statement of Ownership on
Schedule 13G or Schedule 13D; and (C) any Notice of Proposed Sale of Securities on Form 144 (all such forms, schedules and other documents, including those described in clauses (A) through (C), are, collectively, the SEC Filings);
(2)do and perform any and all other acts for me and on my behalf which may be necessary or desirable to complete any SEC Filings and submit and file such SEC Filings and this Power of Attorney with the SEC via the EDGAR system in any authorized manner or cause them to be submitted and filed with the SEC by a person who has been appointed to a role with filing privileges on my EDGAR Next account;
(3)seek or obtain, as my representative and on my behalf, information concerning transactions in or with respect to the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, knowing that I hereby authorize any such person to release any such information to the attorney-in-fact and approve any such release of information; and
(4)take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to me, in my best interest, or legally required of me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.
       I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution, re-substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information. I further acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 13 or Section 16 of the 1934 Act or Rule 144 under the 1933 Act, or any liability I may have with respect to transactions reported or reportable thereunder.
       This Power of Attorney shall remain in full force and effect until I am no longer subject to the filing requirements of Section 13 or Section 16 of the 1934 Act or Rule 144 under the 1933 Act with respect to my holdings of and transactions in or involving securities issued by the Company, or earlier if I revoke it in a signed writing delivered to each of the foregoing attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.


Date: March 3, 2026______________         ________
		Venkataraman Ramaswamy Iyer